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                                                                    EXHIBIT 99.2

                            TAJ MAHAL HOLDING CORP.
                              1000 The Boardwalk
                       Atlantic City, New Jersey  08401

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS to be held at The Plaza Hotel, 768 Fifth Avenue, New York, New York 10019 at
                   10:00 a.m., local time, on April 11, 1996

  The undersigned hereby appoints Nicholas L. Ribis and Robert M. Pickus, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of stock which the undersigned is entitled in any capacity to vote at the above-stated Special Meeting, and at any and all adjournments or postponements thereof, on the matters set forth on the reverse side of this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon such other matters as may properly be brought before the Special Meeting. This proxy revokes all prior proxies given by the undersigned.

  All properly signed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR approval of Proposal No. 1. All ABSTAIN votes will be counted in determining the existence of a quorum at the Special Meeting, but will have the same effect as a vote AGAINST Proposal No. 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TAJ MAHAL HOLDING CORP.

  Receipt of the Notice of Meeting and the Joint Proxy Statement-Prospectus dated March 8, 1996 (the "Joint Proxy Statement-Prospectus") is hereby acknowledged.

                 PLEASE SIGN AND DATE ON THE REVERSE SIDE AND
          MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)
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                         (Continued from reverse side)
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                      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TAJ MAHAL HOLDING CORP.

                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

Please mark boxes in blue or black ink.
1. Approval of the Merger Transaction, which approval constitutes                   (Joint owners should EACH sign.  Please sign
   approval and adoption of the Merger Agreement (as such terms                     EXACTLY as your name(s) appears on this card.
   are defined in the Joint Proxy Statement-Prospectus)                             When signing as attorney, trustee, executor,
                                                                                    administrator, guardian or corporate officer,
           FOR [_]     AGAINST [_]     ABSTAIN [_]                                  please give your FULL title below.)

2. In the discretion of the proxies with respect to any other
   matters that may properly come before the Special Meeting                        ________________________________________________

   or any adjournments or postponements thereof.                                                   (Title or Authority)

                                                                                    ________________________________________________

                                                                                                       (Signature)

                                                                                    ________________________________________________

                                                                                                       (Signature)

Dated:_______________________, 1996

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 YOUR VOTE IS IMPORTANT.  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.